Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

VALEANT ANNOUNCES LAUNCH OF PRIVATE OFFERING OF SENIOR NOTES

LAVAL, QUEBEC, March 9, 2015 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) announced today that VRX Escrow Corp., a newly formed wholly owned Canadian subsidiary of the Company, has launched an offering of the U.S. dollar equivalent of approximately $9.6 billion aggregate principal amount of senior unsecured notes to be issued in four series denominated in U.S. dollars and euro. The net proceeds of the offering, together with borrowings under the Company’s incremental term loan facilities and cash on hand, are expected to be used to fund the previously announced acquisition of Salix Pharmaceuticals, Ltd. (“Salix”) as well as repayments of indebtedness of Salix and certain transaction expenses. If the Salix acquisition is not consummated on or prior to August 20, 2015 or, prior to that date, the Company’s merger agreement with Salix is terminated or the Company otherwise determines that the tender offer will not be pursued, the Company will be required to redeem the notes at 100% of the issue price of the notes, plus accrued and unpaid interest to, but excluding, the redemption date.

The notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology, and branded generics. More information about Valeant Pharmaceuticals International, Inc. can be found at www.valeant.com.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

This press release may contain forward-looking statements, including, but not limited to, our financing plans and the use of proceeds of the proposed offering, the consummation of the proposed acquisition of Salix, and the repayment and redemption of indebtedness of Salix. Forward-looking statements may generally be identified by

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in our most recent annual and quarterly reports and detailed from time to time in our other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, except as required by law.

###

2